Exhibit 10.3

CHARLES & COLVARD, LTD.

2008 STOCK INCENTIVE PLAN

Restricted Stock Award Agreement

Pursuant to Long-Term Incentive Program

THIS AGREEMENT (together with Schedule A, attached hereto, the “Agreement”), made effective as of                         , 20   (as defined below, the “Grant Date”), between CHARLES & COLVARD, LTD., a North Carolina corporation (the “Corporation”), and                      , an Employee of the Corporation or an Affiliate (the “Participant”);

RECITALS:

In furtherance of the purposes of the Charles & Colvard, Ltd. 2008 Stock Incentive Plan, as it may be hereafter amended and/or restated (the “Plan”), the Charles & Colvard, Ltd. Long-Term Incentive Program adopted April 17, 2014 (the “LTIP”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Participant hereby agree as follows:

1.          Incorporation of Plan. The rights and duties of the Corporation and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth with the Plan.

2.          Terms of Award. The following terms used in this Agreement shall have the meanings set forth in this Section 2:

The “Participant” is                                          .

The “Grant Date” is                                         .

The “Restriction Period” is the period beginning on the Grant Date and ending on such date or dates and satisfaction of such conditions as described in Schedule A, which is attached hereto and expressly made a part of this Agreement.

The number of shares of common stock of the Corporation (the “Common Stock”) subject to the Restricted Stock Award granted under this Agreement shall be                      shares (the “Shares”).

3.          Grant of Restricted Stock Award. Subject to the terms of this Agreement, the LTIP and the Plan, the Corporation hereby grants the Participant a Restricted Stock Award (the “Award”) for that number of Shares of Common Stock as is set forth in Section 2. The Participant expressly acknowledges that the terms of Schedule A shall be incorporated herein by reference and shall constitute part of this Agreement.

4.          Vesting and Earning of Award. Subject to the terms of the Plan, the Award shall be deemed vested and earned upon such date or dates, and subject to such conditions, as are described in this Agreement, including but not limited to the terms of Schedule A, attached hereto. The Administrator has sole authority to determine whether and to what degree the Award has vested and is payable and to interpret the terms and conditions of this Agreement and the Plan.

5.          Effect of Change of Control.

(a)          In the event of a Change of Control (as defined in the Plan), the Award, if outstanding as of the date of such Change of Control, shall become fully vested, whether or not then otherwise vested.

(b)          Notwithstanding the foregoing, in the event that a Change of Control event occurs, the Administrator may, in its sole and absolute discretion, determine that the Award shall not vest on an accelerated basis, if the Corporation or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of Awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms or equivalent economic benefits as Awards granted under the Plan), as the Administrator determines to be equitable or appropriate to protect the rights and interests of Participants under the Plan. For the purposes herein, if the Committee is acting as the Administrator authorized to make the determinations provided for in this Section 5(b), the Committee shall be appointed by the Board of Directors, two-thirds of the members of which shall have been Directors of the Corporation prior to the Change of Control event.

(c)          The Administrator shall have full and final authority, in its discretion, to determine whether a Change of Control of the Corporation has occurred, the date of the occurrence of such Change of Control and any incidental matters relating thereto.

6.          Termination of Employment or Service; Forfeiture of Award. Except as may be otherwise provided in the Plan or this Agreement, in the event that the employment of the Participant is terminated for any reason (whether by the Corporation or the Participant and whether voluntary or involuntary) and all or part of the Award has not yet vested pursuant to Section 4, Section 5 and/or Schedule A herein, then the Award, to the extent not vested as of the Participant’s Termination Date, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect to the Award or the Shares underlying that portion of the Award that has not yet vested. The Participant expressly acknowledges and agrees that the termination of his or her employment shall result in forfeiture of the Award and the Shares to the extent the Award has not vested as of his or her Termination Date. Notwithstanding the above provisions of this Section 6, unless the Administrator determines otherwise, if the Participant terminates employment with the Corporation (for any reason other than death) but enters into a written agreement to provide continuing services without interruption to the Corporation or an Affiliate as an Independent Contractor, the Participant shall continue to be treated as an Employee of or in service to the Corporation and shall not be treated as having a termination of employment until the later of the date he is no longer an Employee of the Corporation or an Affiliate or the date he is no longer in service as an Independent Contractor (as determined by the Administrator, in the Administrator’s discretion).

2

7.          Settlement of Award. The Award shall be payable in whole shares of Common Stock.

8.          No Right of Employment; Forfeiture of Award. None of the Plan, the LTIP, this Agreement, the grant of the Award, or any other action or documentation related to the Plan or the LTIP shall confer upon the Participant any right to continue in the employment of the Corporation or an Affiliate or interfere with the right of the Corporation or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan or this Agreement, all rights of the Participant with respect to the Award shall terminate upon termination of the Participant’s employment or service.

9.          Nontransferability of Award and Shares. The Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. The designation of a beneficiary in accordance with the Plan does not constitute a transfer. The Participant shall not sell, transfer, assign, pledge or otherwise encumber the Shares subject to the Award (except as provided in Section 13 herein) until the Restriction Period has expired and all conditions to vesting and transfer have been met.

10.         Superseding Agreement. This Agreement supersedes any statements, representations or agreements of the Corporation with respect to the grant of the Award, any other equity-based awards or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any confidentiality agreement, nonsolicitation agreement, noncompetition agreement, employment agreement or any other similar agreement between the Participant and the Corporation, including, but not limited to, any restrictive covenants contained in such agreements.

11.         Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

12.         Amendment and Termination; Waiver. Subject to the terms of the Plan, the LTIP, and this Section 12, this Agreement may be amended, altered, suspended or terminated only by the written agreement of the parties hereto. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with Applicable Laws or changes to Applicable Laws (including but in no way limited to Code Section 409A and federal securities laws). The waiver by the Corporation of a breach of any provision of the Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

3

13.         Certificates for Shares; Rights as Shareholder. Unless the Administrator determines otherwise: (i) the Participant shall have voting rights and (except as provided in clause (ii) below) other rights as a shareholder with respect to shares subject to the portion of the Award that has not yet vested and (ii) notwithstanding clause (i) herein, the Administrator may determine that any dividends (whether cash or stock) subject to the Award shall be subject to the same vesting or other restrictions that apply to the shares subject to the Award. Unless the Administrator determines otherwise, a certificate or certificates for Shares subject to the Award (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Laws) shall be issued in the name of the Participant as soon as practicable after the Award has been granted. Notwithstanding the foregoing, the Administrator may require that: (a) the Participant deliver the certificate(s) (or other written instruments) for the Shares to the Administrator or its designee to be held in escrow until the Award vests (in which case the Shares will be released to the Participant) or is forfeited (in which case the Shares shall be returned to the Corporation) and/or (b) the Participant deliver to the Corporation a stock power (or similar instrument), endorsed in blank, relating to the Shares subject to the Award that are subject to forfeiture. Except as otherwise provided in the Plan or this Agreement, the Participant will have all voting, dividend and other rights of a shareholder with respect to the Shares following issuance of the certificate or certificates for the Shares.

14.         Withholding; Tax Matters.

(a)          The Participant acknowledges that the Corporation shall require the Participant to pay the Corporation in cash the amount of any local, state, federal, foreign or other tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Award and delivery of the Shares or any other benefit, to satisfy such obligations. Notwithstanding the foregoing, the Administrator may establish procedures to permit the Participant to satisfy such obligations in whole or in part, and any other local, state, federal, foreign or other income tax obligations relating to the Award, by electing (the “election”) to have the Corporation withhold shares of Common Stock from the Shares to which the Participant is entitled. The number of Shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

(b)          The Participant acknowledges that the Corporation has made no warranties or representations to the Participant with respect to the tax consequences (including, but not limited to, income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Corporation or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant of the Award and/or the acquisition or disposition of the Shares subject to the Award and that the Participant has been advised that he or she should consult with his own attorney, accountant, and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Corporation has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

4

15.         Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of this Agreement by the Administrator and any decision made by the Administrator with respect to this Agreement shall be conclusive, final, and binding in all respects.

16.         Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Corporation’s records (or at such other address as may be designated by the Participant in a manner acceptable to the Administrator), or if to the Corporation, at the Corporation’s principal office, attention Chief Financial Officer, Charles & Colvard, Ltd.

17.         Severability. If any provision of the Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

18.         Restrictions on Award and Shares. The Corporation may impose such restrictions on the Award, the Shares and/or any other benefits underlying the Award as it may deem advisable, including, without limitation, restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities. Notwithstanding any other provision in the Plan or the Agreement to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock, make any other distribution of benefits, or take any other action, unless such delivery, distribution or action is in compliance with all Applicable Laws (including but not limited to the requirements of the Securities Act). The Corporation will be under no obligation to register shares of Common Stock or other securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state or foreign securities laws, stock exchange or similar organization, and the Corporation will have no liability for any inability or failure to do so. The Corporation may cause a restrictive legend or legends (including but in no way limited to any legends that may be necessary or appropriate pursuant to Section 13 herein) to be placed on any certificate for Shares issued pursuant to the Award in such form as may be prescribed from time to time by Applicable Laws or as may be advised by legal counsel. Further, the Administrator may delay the right to receive or dispose of shares of Common Stock (or other benefits) upon settlement of the Award at any time when the Administrator determines that allowing issuance of Common Stock (or distribution of other benefits) would violate any federal or state securities laws, and the Administrator may provide in its discretion that any time periods to receive shares of Common Stock (or other benefits) subject to the Award are tolled during a period of suspension.

5

19.         Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

20.         Effect of Changes in Duties or Status. Notwithstanding the other provisions of the Plan and the Agreement, the Administrator has discretion to determine, at the time of grant of the Award or at any time thereafter, the effect, if any, on the Award (including but not limited to the vesting of the Award) if the Participant’s duties and/or responsibilities change or the Participant’s status as an Employee changes, including but not limited to, a change from full-time to part-time, or vice versa, or if other similar changes in the nature or scope of the Participant’s employment occur. In addition, unless otherwise determined by the Administrator, in the Administrator’s sole discretion, for purposes of the Plan, a Participant shall be considered to have terminated employment and to have ceased to be an Employee if his employer was an Affiliate at the time of grant and such employer or other party ceases to be an Affiliate, even if he continues to be employed by or provide services to such employer or party.

21.         Rules of Construction. Headings are given to the Sections of this Agreement solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law unless the Administrator determines otherwise.

22.         Successors and Assigns. The Agreement shall be binding upon the Corporation and its successors and assigns, and the Participant and his or her executors, administrators and permitted transferees and beneficiaries.

23.         Right of Offset. Notwithstanding any other provision of the Plan or this Agreement (and taking into account any Code Section 409A considerations), the Corporation may at any time reduce the amount of any distribution or benefit otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to the Corporation or an Affiliate that is or becomes due and payable (including, but in no way limited to, any obligation that may arise under Section 304 of the Sarbanes-Oxley Act of 2002).

24.         Forfeiture of Shares and/or Gain from Shares.

(a)          Notwithstanding any other provision of this Agreement, if, at any time during the Participant’s employment with or service to the Corporation or an Affiliate or during the 12-month period following termination of employment or service for any reason (regardless of whether such termination was by the Corporation or the Participant, and whether voluntary or involuntary), the Participant engages in a Prohibited Activity (as defined herein), then: (i) the Award shall immediately be terminated and forfeited in its entirety, (ii) any Shares, regardless of whether such Shares are vested or unvested, shall immediately be forfeited and returned to the Corporation (without the payment by the Corporation of any consideration for such Shares), and the Participant shall cease to have any rights related thereto and shall cease to be recognized as the legal owner of such Shares, and (iii) any Gain (as defined herein) realized by the Participant with respect to any Shares shall immediately be paid by the Participant to the Corporation.

6

(b)          For purposes of this Agreement, a “Prohibited Activity” shall mean: (i) the Participant’s solicitation or assisting any other person in so soliciting, directly or indirectly, of any customers, suppliers, vendors or other service providers to or of the Corporation or any Affiliate within the United States that the Participant learned confidential information about or had contact with through his employment or other service with the Corporation or an Affiliate within the United States for the purpose of inducing that customer, supplier, vendor or other service provider to terminate or alter his or its relationship with the Corporation or an Affiliate; (ii) the Participant’s inducement, directly or indirectly, of any employees or service providers to terminate their employment with or service to the Corporation or an Affiliate for the purpose of performing services for, assisting, advising or otherwise supporting any business which is competitive with the business of the Corporation or an Affiliate; (iii) the Participant’s violation of any noncompetition, nonsolicitation or confidentiality restrictions or other restrictive covenants applicable to the Participant; (iv) the Participant’s violation of any of the Corporation’s policies, including, without limitation, the Corporation’s insider trading policies; (v) the Participant’s violation of any material (as determined by the Administrator) federal, state or other law, rule or regulation; (vi) the Participant’s disclosure or other misuse of any confidential information or material concerning the Corporation or an Affiliate (except as otherwise required by law or as agreed to by the parties herein); (vii) the Participant’s dishonesty in a manner that negatively impacts the Corporation in any way; (viii) the Participant’s refusal to perform his duties for the Corporation or an Affiliate; (ix) the Participant’s engaging in fraudulent conduct; or (x) the Participant’s engaging in any conduct that is or could be materially damaging to the Corporation or its Affiliates without a reasonable good faith belief that such conduct was in the best interest of the Corporation or any of its Affiliates. The Administrator shall have sole and absolute discretion to determine if a Prohibited Activity has occurred.

(c)          For purposes of this Agreement, “Gain” shall mean, unless the Administrator determines otherwise, an amount equal to (i) the greater of (A) the Fair Market Value per share of the Shares (or portion thereof) at the time of grant; (B) the Fair Market Value Per Share of the Shares (or portion thereof) at the time of vesting; or (C) the disposition price per Share of any Shares sold or disposed at the time of disposition multiplied by (ii) the number of Shares sold or disposed of.

(d)          Notwithstanding the provisions of Section 24(a) herein, the waiver by the Corporation in any one or more instances of any rights afforded to the Corporation pursuant to the terms of Section 24(a) herein shall not be deemed to constitute a further or continuing waiver of any rights the Corporation may have pursuant to the terms of this Agreement or the Plan (including, but not limited to, the rights afforded the Corporation in Section 23 herein).

(e)          The Corporation and the Participant hereby expressly agree that, notwithstanding the other provisions of this Section 24, if the Participant has entered into an employment agreement, consulting agreement or other agreement containing noncompetition, nonsolicitation, confidentiality or similar covenants, then the provisions contained in such agreement(s) with respect to the scope (e.g., duration, territory, or prohibited activity) of such restrictive covenants shall control (and thus prevail over Section 24(b)(i), Section 24(b)(ii) and Section 24(b)(iii) herein), unless the Administrator should determine otherwise. In any event, the Corporation shall retain the forfeiture and recoupment rights provided in Section 24(a) in the event of a violation of such restrictive covenants unless, and then only to the extent prohibited by, or restricted under, Applicable Laws.

7

(f)          By accepting this Agreement, and without limiting the effect of Section 23 herein, the Participant consents to a deduction (to the extent permitted by Applicable Law) from any amounts the Corporation or an Affiliate may owe the Participant from time to time (including amounts owed to the Participant as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Participant by the Corporation or an Affiliate), to the extent of the amounts the Participant owes the Corporation pursuant to this Agreement, including but not limited to this Section 24. Whether or not the Corporation elects to make any set-off in whole or in part, if the Corporation does not recover by means of set-off the full amount owed by the Participant pursuant to this Agreement, the Participant agrees to immediately pay the unpaid balance to the Corporation. Further, by executing and returning this Agreement to the Corporation, the Participant acknowledges and agrees that: (i) Participant has read the Plan and this Agreement in its entirety; (ii) Participant has had the opportunity to consult with legal counsel prior to execution of this Agreement; (iii) this Agreement is valid and binding upon, and enforceable against, the Participant in accordance with its terms, including, but not limited to, the restrictions contained in this Section 24; and (iv) the consideration for this Agreement is valuable and sufficient consideration.

[Signatures of the Corporation and the Participant follow on Separate Page.]

8

IN WITNESS WHEREOF, this Agreement has been executed in behalf of the Corporation and by the Participant on the day and year first above written.

CHARLES & COLVARD, LTD.

By:

Title:

Attest:

By:

Title:

[Corporate Seal]

PARTICIPANT

(SEAL)

Printed Name:

9

CHARLES & COLVARD, LTD.

2008 STOCK INCENTIVE PLAN

Restricted Stock Award Agreement

SCHEDULE A

SERVICE MEASURES

Grant Date:                      , _____.

Number of Shares Subject to Award:                      shares.

Restriction Period: The Shares subject to the Award shall vest and be earned, as provided below, subject to the terms and conditions as may be imposed by the Plan and the Agreement2:

Date of Vesting	Shares Vested

1st Anniversary of Grant Date	1/3 (rounded down to nearest whole share)

2nd Anniversary of Grant Date	1/3 (rounded down to nearest whole share)

3rd Anniversary of Grant Date	All Remaining Shares

[2]	Vesting of the Award is subject to continued employment or service of the Participant and the other terms and conditions imposed under the Plan and/or this Agreement.

A-1